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                                                                    EXHIBIT 10.8

                                    EXHIBIT E

                    FORM OF SUBORDINATED TERM PROMISSORY NOTE

      THIS NOTE IS SUBJECT TO THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF JULY 9, 2004 EXECUTED BY HILLSTEET FUND II L.P., A DELAWARE LIMITED PARTNERSHIP, IN FAVOR OF COMERICA BANK, A MICHIGAN BANKING CORPORATION AND CONSENTED TO BY RIVIERA TOOL COMPANY, A MICHIGAN CORPORATION.

      THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS OR REGULATIONS. BY THE ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE REPRESENTS THAT THIS NOTE IS BEING ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION AND AGREES THAT THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, HYPOTHECATED OR TRANSFERRED UNLESS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE AND AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED IS RECEIVED.

$3,000,000.00                                                   Cincinnati, Ohio
                                                                    July 9, 2004

      THIS SUBORDINATED TERM PROMISSORY NOTE ("Note") is made and entered into as of the date hereof by RIVIERA TOOL COMPANY, a Michigan corporation (together with its successors and assigns, the "Borrower"), to the order of THE HILLSTREET FUND II, L.P., a Delaware limited partnership (hereinafter, together with its successors and assigns, called "Lender").

      This Note has been executed and delivered in connection with a certain Subordinated Loan and Security Agreement dated as of July 9, 2004, by and between Borrower and Lender (the "Loan Agreement") and is subject to the terms and conditions of the Loan Agreement. All capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement unless the context hereof requires otherwise.

      Borrower, for value received, promises to pay to the order of Lender the principal sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00), together with interest at an annual rate equal to fourteen percent (14.0%); provided, however, that the Loan Agreement provides for, and Borrower shall pay to Lender, additional deferred interest in accordance with the terms of the Loan Agreement. Interest shall be due and payable quarterly in arrears commencing on September 30, 2004, and on the last day of each December, March, June and September thereafter. All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days.

      Borrower shall pay to Lender, commencing on September 30, 2007, and on the last day of each March, June, September and December thereafter until this Note is paid in full, quarterly installments of principal in the amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00); provided, that in any event, the last installment payable shall be in an amount sufficient to pay in full the entire unpaid principal and accrued interest, including any deferred interest, of this Note, including any additional amounts payable hereunder or under the Loan Agreement. All of the indebtedness evidenced by this Note shall, if not sooner due and payable as provided in the Loan Agreement, be in any event absolutely and unconditionally due and payable in full by Borrower on June 30, 2010. This Note is subject to prepayment provisions as set forth in the Loan Agreement.

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      If an Event of Default shall occur and be continuing under the Loan
Agreement, this Note shall, at the option of Lender, become immediately due and payable, upon demand by Lender, except that if there shall be an Event of Default under Section 9.8 of the Loan Agreement, this Note shall automatically and immediately be due and payable without demand.

      Borrower hereby: (i) waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, or any indorsement or guaranty of this Note; and (ii) consents to any and all delays, extensions or renewals of this Note or waivers of any term hereof or the failure to act on the part of Lender or any indulgence shown by Lender, from time to time and in one or more instances (without notice to or further assent from Borrower), and agrees that no such action, failure to act or failure to exercise any right or remedy, on the part of Lender shall in any way affect or impair the obligations of Borrower or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any indorsement or guaranty of this Note.

      Anything herein to the contrary notwithstanding, the obligations of Borrower under this Note, the Loan Agreement, any other Loan Documents or any other documents executed contemporaneously therewith shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Lender would be contrary to the provisions of law applicable to the Lender limiting the maximum rate of interest that may be charged or collected by the Lender. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged or received in connection with the indebtedness evidenced by this Note.

      The provisions of this Note shall be governed by and interpreted in accordance with the laws of the State of Ohio.

      The undersigned hereby designate all courts of record sitting in Cincinnati, Ohio and having jurisdiction over the subject matter, state and federal, as forums where any action, suit or proceeding in respect of or arising from or out of this Note, its making, validity or performance, may be prosecuted as to all parties, their successors and assigns, and by the foregoing designation the undersigned consent to the jurisdiction and venue of such courts.

      TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THE OBLIGATIONS OF THIS NOTE.

       [Remainder of page intentionally left blank. Signatures to follow.]

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IN WITNESS WHEREOF, the undersigned has executed this Subordinated Term
Promissory Note the day and year set forth above.

                                       RIVIERA TOOL COMPANY,
                                       a Michigan corporation.

                                       By: /s/ Peter C. Canepa
                                           -------------------
                                       Name: Peter C. Canepa
                                       Title: Chief Financial Officer

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